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                                                                     Exhibit 4.4
                       FIFTH AMENDMENT TO NOTE AGREEMENT


This Fifth Amendment to the Note Agreement (the "Fifth Amendment") is entered into as of this 24th day of July, 1995, between AMCAST INDUSTRIAL CORPORATION, an Ohio corporation (the "Company"), having an address at 3931 S. Dixie Avenue, P.O. Box 98, Dayton, Ohio, 45401 and PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, formerly known as Bankers Life Company ("Principal Mutual"), having its home office and principal mailing address at 711 High Street, Des Moines, Iowa 50392-0800.



                               R E C I T A L S :

The Company and Principal Mutual entered into a Note Agreement dated May 1, 1986, as amended by a First Amendment dated February 27, 1987, Amendment No. 2 dated December 1, 1997, an Amendment Agreement dated September 1, 1989, and a Fourth Amendment to Note Agreement dated December 20, 1994 (the "Note Agreement"). In accordance with the terms of the Note Agreement, the Company issued its 9.32% Senior Notes due June 5, 1996 to Principal Mutual in the original principal amount of $20,000,000 (the "Notes"). Principal Mutual is the owner and registered holder of the Notes.

The Company has requested, and Principal Mutual has agreed, that the Note Agreement be amended in certain particulars as set forth in this Fifth Amendment.

Terms used herein but not defined herein shall have the meaning set forth in the Note Agreement.

NOW THEREFORE, in consideration of the premises set forth above and in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

1. RECITALS INCORPORATED. The Recitals set forth above are incorporated herein by reference.

2.       AMENDMENT TO THE NOTE AGREEMENT.

         2.1 Section 5.1 of the Note Agreement is hereby amended by inserting the following definitions in their respective alphabetical order:

                 "ACT" shall mean Amcast Casting Technologies, Inc., an Indiana corporation.



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                 "CTC" shall mean Casting Technologies Company, an Indiana
general partnership, the general partners of which are ACT and Izumi Industries, Inc., a Delaware corporation.

                 "CTC INDEBTEDNESS" shall mean the Revolving Credit Agreement dated July 1995, by and between CTC, as borrower, and NBD Bank and Asahi Bank, as lenders, as the same may be amended, modified or supplemented from time to time and in accordance with its terms, in an aggregate amount not to exceed $25,000,000.

         2.2 Section 6.8(b) is hereby amended to read in its entirety as follows:

                 "(b)     The Company (i) will not permit any Subsidiary to
create, assume, incur, guarantee, suffer to exist or otherwise become liable, directly or indirectly, in respect of any Indebtedness described in clauses (i) through (iv) of the definition of "Indebtedness" ("Specified Indebtedness") except (w) Specified Indebtedness owed to the Company, (x) Specified Indebtedness secured by mortgages, pledges, security interests, encumbrances, liens or charges of any kind permitted in Section 6.9 hereof, (y) unsecured Specified Indebtedness incurred in connection with the issuance of industrial revenue bonds and (z) unsecured Specified Indebtedness of ACT incurred in connection with and limited to the CTC Indebtedness, (ii) will not permit the aggregate Specified Indebtedness of its Subsidiaries (excluding (x) Specified Indebtedness owed to the Company and (y) Specified Indebtedness of ACT incurred in connection with and limited to the CTC Indebtedness) to exceed 20% of Consolidated Adjusted Net Worth and (iii) will not permit the aggregate Specified Indebtedness of its Subsidiaries secured by mortgages, pledges, security interests, encumbrances, liens or charges of any kind permitted in
Section 6.9 hereof (excluding (x) secured Specified Indebtedness incurred in connection with the issuance of industrial revenue bonds and (y) only to the extent secured by mortgages, liens or security interests on property or assets of CTC, Specified Indebtedness of ACT incurred in connection with and limited to the CTC Indebtedness) to exceed 10% of Consolidated Adjusted Net Worth."

         2.3 Section 6.9 is hereby amended so that: (i) the word "and" at the end of Section 6.9(f) is deleted; (ii) the "." at the end of Section 6.9(g) is replaced with "; and"; and (iii) Section 6.9(h) is inserted immediately after Section 6.9(g) to read as follows:

                 "(h)     mortgages, liens or security interests on property or
assets of CTC securing the CTC Indebtedness."

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company, by its execution and delivery of this Amendment, hereby represents and warrants to Principal Mutual as follows:

         3.1 As of the date of this Fifth Amendment, no Default or Event of Default under the Note Agreement, or under any other agreement to which the Company is subject, exists or is continuing, after giving effect to the amendment set forth herein.


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         3.2     The representations and warranties of the Company referred to in Section 3.1 of the Note Agreement are true and correct and complete in all material respects as if made on the date hereof, except as to those representations and warranties made as of a specific date, which are true and correct and materially complete as of such date.

         3.3 No dissolution proceedings with respect to the Company have been commenced or are contemplated, and there has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company, taken as a whole, since May 1, 1986.

         3.4 This Fifth Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

         3.5 The Company has not modified any agreement with any creditor of the Company, other than by this Fifth Amendment, unless the Company has disclosed the terms of such modification to Principal Mutual in writing.


4.       MISCELLANEOUS.

         4.1 Except as expressly set forth in this Fifth Amendment, the terms of this Fifth Amendment shall not operate as a waiver by Principal Mutual of any provisions of, or otherwise prejudice, remedies or powers under the Note Agreement, the Notes or applicable law and shall not operate as a waiver of or otherwise prejudice any rights it may have against any other Person. Except as set forth in this Fifth Amendment, none of the terms or provisions of either the Note Agreement or the Notes shall be deemed to be modified hereby, and each of the Note Agreement and the Notes, as modified herein, shall continue in full force and effect.

         4.2 All headings and captions preceding the text of the several sections of this Fifth Amendment are intended solely for convenience of reference and shall not constitute a part of this Fifth Amendment, nor shall they affect its meaning, construction or effect.

         4.3 This Fifth Amendment embodies the entire agreement and understanding among the Company and Principal Mutual with regard to the matters set forth herein, and supersedes all prior agreements and undertakings relating to such matters.

         4.4 This Fifth Amendment shall be governed by, and construed and enforced in accordance with the law of the State of Ohio.

         4.5 This Fifth Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Amendment to be executed by their authorized officers as of the date first written above.

AMCAST INDUSTRIAL CORPORATION



By: /s/ Douglas D. Watts
    --------------------------------
    Douglas D. Watts
Its: Vice President, Finance


PRINCIPAL MUTUAL LIFE
INSURANCE COMPANY


By:/s/ Christopher J. Henderson
   ---------------------------------
   Christopher J. Henderson
Its: Counsel



By:/s/ Jon C. Heiny
   ---------------------------------
   Jon C. Heiny
Its: Counsel









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